UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and

telephone number, including area code,

of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC

Hertz Global Holdings, Inc.	Warrants to purchase Common Stock Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC

The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 20, 2024, Hertz Global Holdings, Inc. (the “Company,” “Hertz Holdings,” “we,” “us” or “our”) announced that its wholly-owned indirect subsidiary, The Hertz Corporation (“Hertz Corp.”), intends to offer, subject to market and other conditions, $500 million in aggregate principal amount of First Lien Senior Secured Notes due 2029 (the “First Lien Notes”) and $250 million in aggregate principal amount of Exchangeable Senior Second-Lien Secured PIK Notes due 2029 (the “Exchangeable Notes” and, together with the First Lien Notes, the “Notes”), in private offerings exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release issued by the Company on June 20, 2024 announcing the offerings of the Notes is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

In connection with the offerings of the Notes described above, the Company anticipates disclosing the following information to prospective investors.

Profitability Initiatives

We are focused on driving profitability initiatives centered around refreshing our fleet and reducing our depreciation per unit per month (“DPU”) to normalized levels, along with improving our cost structure to achieve parity with our competition and enhancing our revenue performance. We expect these initiatives to result in DPU in the low $300s, Direct Operating Expense per transaction day (“DOE”) in the low $30s and an increase in Revenue Per Day (“RPD”).

Completing our fleet refresh and rotation is one of the Company’s highest priorities, and, when possible, we may elect to accelerate our fleet refresh activities. As we speed up this process, we expect more non-cash depreciation will shift into closer fiscal periods and could create additional variance in our depreciation for individual fiscal periods. However, any acceleration alone is not expected to change the total amount of accelerated depreciation we expect to take during the entire fleet refresh. We view shifting depreciation into closer fiscal periods due to accelerating our fleet refresh to be a desired effect.

Our ongoing fleet rotation is expected to result in a significant reduction in the higher capital cost vehicles that comprise a substantial portion of our fleet. Lower capital cost vehicles are now available through a combination of a greater economic mix of models, trims, and option packages, as well as a higher level of volume discounts which were previously unavailable because of COVID-constrained original equipment manufacturing (“OEM”) production and supply chains. The rotation out of higher capital cost vehicles into lower capital cost vehicles that are now available to us in combination with the previously announced disposal of approximately 30,000 electric vehicles (of which 19,000 have already been sold as of May 31, 2024) is expected to significantly reduce our DPU. By early 2026, we are targeting average fleet DPU levels to reach the low $300s per month. The purchase price negotiated in recent transactions with OEMs reflects our targeted DPU. DPU represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends.

As of May 31, 2024, we estimate that the fair market value of the fleet assets in our global asset-backed securitization (“ABS”) programs was approximately $15.2 billion, and we had ABS indebtedness of approximately $12.3 billion, implying unrealized equity in our fleet of approximately $2.9 billion (including approximately $2.0 billion in the U.S. ABS program). The lease payments made into our U.S. ABS program are currently based upon a minimum contractual depreciation rate of 1.67% of capitalized vehicle cost per month. Over time we expect that the typical historical depreciation rate realized in the market will approximate 1.25% of capitalized vehicle cost per month (consistent with Blackbook vehicle retention data for two-year-old vehicles during the period of 2007-2019). To the extent that we realize this historical depreciation rate, the cash lease payments made into our U.S. ABS program are expected to exceed the market value change by approximately 42 basis points per month. The resulting incremental fair market value cushion per unit will approximate the monthly excess cushion multiplied by the average age of the vehicles in our fleet.

Pursuant to our fleet rotation strategy, we have been accelerating fleet dispositions, which reduces our expected vehicle holding periods and therefore accelerates the recognition of depreciation expenses under generally accepted accounting principles (“GAAP”). In the second quarter, these faster disposition plans led to the incurrence of material non-cash depreciation expense that would otherwise have been incurred in future periods. While the second quarter of 2024 has not concluded, we expect that the impact of this action will result in increased DPU, which, based on preliminary unaudited information, is expected to fall into the estimated range of $575 to $600 for the second quarter (compared to $592 for the first quarter of 2024), which we expect to result in $990 million to $1,035 million in depreciation of revenue-earning vehicles and lease charges, net (compared to $969 million for the first quarter of 2024). As a result, taken together with our expected RPD described below and our expected DOE, we expect Adjusted Corporate EBITDA to fall into the range of $(435) million to $(495) million for the second quarter. While this acceleration of depreciation under GAAP will have a negative effect on our net income and Adjusted Corporate EBITDA in the second quarter, we do not expect that it will have a material cash impact to our business because the substantial majority of used vehicle fair market value declines have already been recognized in our ABS programs.

Relative to historical norms, we expect DPU to be elevated and more variable as we progress through our fleet refresh. We expect that our current liquidity is adequate to complete the full fleet refresh plan as currently contemplated without any incremental ABS equity contributions. The underlying equity required by our ABS programs is largely determined by the number of vehicles in our fleet and the average book value per vehicle, which is in part a function of average vehicle age. During the remainder of 2024, we intend to manage our fleet to levels below the same periods in 2023, and afterwards, we intend to manage our fleet to levels lower than expected demand. We believe that this prudent fleet management, coupled with the decreasing vehicle costs discussed herein, will enhance our liquidity.

We are pursuing $500 million in annual cost initiatives designed to reduce our DOE per transaction day to our target of low $30s, and lower our selling, general and administrative expenses (“SG&A”). One of the direct benefits of our fleet rotation will be an expected reduction in maintenance and collision expenses. In addition to higher DPU, the elevated capital costs and the higher concentration of used high mileage vehicles in our fleet has resulted in increased vehicle operating costs. Once our newer and lower cost fleet is in place, we believe the consequential reduction in these operating expenses will approximate $150 million annually. In addition, we are progressing on our previously announced $350 million of cost savings initiatives comprised of improvements in procurement and contract negotiations, reductions in cost of sales, footprint optimization, and improvements in workforce management and productivity. Improvements in procurement and contract negotiations include centralized management of major spending categories and renegotiation of contracts to reduce third-party spending. Further, we anticipate that a shift to a more favorable booking channel mix will help us reduce our cost of sales. We expect to further optimize our physical footprint by continuing to close redundant or unprofitable locations. Workforce management initiatives include the implementation of productivity and throughput standards and the implementation of workforce management planning to control overtime and increase the efficiency of our workforce. Finally, our SG&A reduction initiatives include removing redundancy in corporate overhead by reducing headcount and outsourced services, and utilizing new tools to enable more efficient marketing spending.

We are also implementing initiatives to optimize our revenue and have already begun to recognize results: we increased our global RPD by approximately 12% in March 2024 compared to RPD in January 2024. In recent months within our Americas segment, the gap between our RPD compared to the comparable periods in 2023 has begun to narrow. Based on a seasonal pattern like we saw pre-COVID, we expect global RPD in the three months ended June 30, 2024 to be approximately 3-5% lower compared to the comparable period in 2023, and is expected to be flat to 1% positive in the third and fourth quarters of 2024 compared to the comparable periods in 2023, with potential further improvement upon the execution of our revenue initiatives. RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends.

Our revenue initiatives include:

•	improving revenue quality through tightening our fleet and in the process exiting certain lower-yielding contracted rate business, growing our direct channel, enhancing our digital experience and reducing our Dollar brand discount compared to Dollar’s peers;

•	improving customer collections by, for example, adopting digital case management to improve collection of incidental damage and collision charges and exploring third-party solutions to managing chargebacks and credit card disputes;

•	upgrading our value-added services and systems by, for example, operationalizing dynamic pricing tools, offering additional products, bundling products and further updating our systems; and

•	adding new revenue management tools, process management, and enhancing our workforce with new talent.

We expect that the foregoing initiatives, which we have started taking actions to implement, will lead to DPU reductions, cost savings, and revenue generation in future periods. However, we cannot guarantee whether and when we will be successful in implementing these initiatives or whether these initiatives, if implemented, will achieve the cost savings and the revenue enhancements that we seek. Implementing these initiatives may take us longer than we anticipate or may involve higher costs than we anticipate, which could reduce or delay the benefits that we are targeting to achieve. In addition, our ability to realize any equity build-up in our fleet depends on whether we are able to sell our vehicles at prices that reflect effective economic depreciation at a depreciation rate that is lower than the contractual minimum depreciation rate under our ABS of 1.67%. If, on the other hand, we are unable to sell our fleet at such prices, under certain circumstances cash infusions may be required under our ABS program, which could materially adversely affect our financial condition and liquidity. In addition, macroeconomic, industry, seasonal or other factors could cause us not to achieve these cost savings and revenue enhancements, including the factors described in “Cautionary Note Regarding Forward-Looking Statements” and in Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 or other factors that we do not currently anticipate. Our failure to achieve even a portion of our anticipated annual DPU reductions, cost savings and revenue enhancements could have a material adverse effect on our results of operations in future periods, our ability to execute our business strategy and our prospects.

Despite these initiatives, we expect elevated vehicle depreciation to continue throughout 2024, further burdened by an elevated cost structure that does not yet include the benefit of our various contemplated cost initiatives. Forward estimates of vehicle residual values at the expected time of disposal have recently declined, subjecting us to greater risk of losses on vehicle sales and increased depreciation, and, as a result, additional payments may be necessary to meet the collateralization requirements in our ABS programs. While as discussed above we do not currently anticipate a need for ABS equity contributions in order to meet the collateralization requirements under our ABS programs, we may be required to reduce the outstanding principal amount of debt or provide more collateral (in the form of cash, vehicles and/or certain other contractual rights). Continued reductions in residual values for non-program vehicles in our fleet, or the failure of residual values to improve, could cause us to hold vehicles longer, sustain a substantial loss on the sale for such vehicles or require us to depreciate those vehicles at a more accelerated rate than currently anticipated while we own them. If we sustain substantial losses on sale of vehicles, depreciation is accelerated, or our access to or the terms of our ABS Program are adversely affected, it could have a material adverse effect on our results of operations, financial condition, liquidity and cash flows. We may not achieve the right size and mix of our fleet, including that we may not achieve the 11,000 remaining planned EVs disposals in the time and manner we expect. Our failure to do so could have a material adverse effect on our results of operations, financial condition, liquidity and cash flows.

The preliminary financial information presented above is unaudited, subject to completion and based on information available to management as of the date of the offering memorandum. The preliminary financial information above is based on management’s internal reporting and is subject to change during the period remaining in the quarter as well as subject to adjustment for quarter-end closing procedures (which have not been completed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with GAAP. We have prepared the preliminary financial information included above, and our independent registered public accounting firm has not performed any audit, review or set of procedures with respect to such financial information. An audit, review or set of procedures of such financial information could result in changes to these preliminary results. Actual results of operations may be materially different from the results of operations provided herein, and you should not place undue reliance on these preliminary results of operations. We undertake no obligation to update this information. The preliminary financial information presented above is not necessarily indicative of results of operations for any future period.

Adjusted Corporate EBITDA is not a recognized measurement under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider this non-GAAP measure in isolation of, superior to, or as a substitute for measures of the Company’s financial performance as determined in accordance with GAAP. Adjusted Corporate EBITDA is a non-GAAP measure and represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income taxes; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments; gain on sale of non-vehicle capital assets; certain non-cash stock-based compensation; and certain other miscellaneous items. We have not reconciled Adjusted Corporate EBITDA for the quarter-ended June 30, 2024 to GAAP net-loss as a result of uncertainty regarding, and the potential variability of, reconciling items such the change in fair value of Public Warrants, as this adjustment is directly impacted by unpredictable fluctuations in our stock price and the volume of warrants exercised during the period. Accordingly, a reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results calculated in accordance with GAAP.

Revolver Activity

As of May 31, 2024, we had approximately $1,100 million outstanding under our First Lien Revolving Credit Facility, which does not include approximately $564 million of outstanding letters of credit. The amounts outstanding under the First Lien Revolving Credit Facility as of May 31, 2024 do not give effect to expected additional borrowings net of expected paydowns from cash of $121 million as of June 30, 2024, which will be incurred primarily to fund investments in our fleet, or the use of proceeds from offering of the Notes.

Securities Class Action Complaint

On May 31, 2024, a complaint was filed in the United States District Court for the Middle District of Florida, captioned Edward M. Doller v. Hertz Global Holdings, Inc. et al. (No. 2:24-CV-00513). The case asserts claims against Hertz Holdings, Stephen M. Scherr, and Alexandra Brooks, alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, concerning statements regarding the financial impact of vehicle depreciation and demand for electric vehicles. Plaintiffs assert claims on behalf of a putative class consisting of all persons and entities that purchased or otherwise acquired Hertz Holdings securities between April 27, 2023 and April 24, 2024. The complaint seeks unspecified damages, together with interest, attorneys’ fees, and other costs.

Warrant Holder Litigation

The holders of approximately 11% of the outstanding warrants issued by Hertz Holdings under the Warrant Agreement dated as of June 30, 2021 (the “Warrant Agreement”) filed a lawsuit in the Court of Chancery of the State of Delaware on June 14, 2024 captioned Discovery Global Opportunity Master Fund, Ltd. v. Hertz Global Holdings, Inc., Case No. 2024-0655 (the “Action”). The complaint in the Action alleges generally that a “Change of Control Event” (as defined in the Warrant Agreement) has occurred by virtue of Hertz Holdings’ repurchase of shares between November 2021 and December 31, 2023 and Hertz Holdings’ incurrence of indebtedness. The complaint further asserts that, as a result of the alleged Change of Control Event, the plaintiffs are entitled to a “Change of Control Payment Amount” (as defined in the Warrant Agreement) per warrant of $20.47, or approximately $187.5 million in the aggregate, for their 11% position. The complaint asserts three claims for breach of contract and seeks a declaration that a Change of Control Event has occurred and that Hertz Holdings breached the Warrant Agreement by failing to redeem the warrants, monetary damages of at least $187.5 million plus pre- and post-judgment interest, and an order of specific performance requiring Hertz Holdings to comply with its contractual obligations under the Warrant Agreement. Hertz Holdings strongly disagrees that a Change of Control Event has occurred, and intends to vigorously defend against the claims in the Action.

This current report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing or other document filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Words such as “expect,” “will” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to the offering of the Notes described herein, our expectations with respect to the quarter ended June 30, 2024, our ability to achieve the cost savings and revenue enhancements from our profitability initiatives and other operational programs, our positioning, strategy, vision, forward looking investments, conditions in the travel industry, our contingent liabilities and our financial and operational condition. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including risks and uncertainties related to completion of the offerings on the anticipated terms or at all, market conditions (including market interest rates) and the satisfaction of customary closing conditions related to the offerings, unanticipated uses of capital and those in our risk factors that we identify in the offering memorandums for these offerings and our most recent annual report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 12, 2024, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of their date, and we undertake no obligation to update this information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release of Hertz Global Holdings, Inc. dated June 20, 2024 relating to the Offerings of the Notes

104.1	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION

(each, a Registrant)

By:	/s/ Wayne Gilbert West
Name:	Wayne Gilbert West
Title:	Chief Executive Officer

Date: June 20, 2024